Exhibit 10.54

JOINT DEVELOPMENT AGREEMENT

between

SYNTROLEUM INTERNATIONAL CORPORATION

and

SOVEREIGN OIL & GAS COMPANY II, LLC

March 1, 2004

TABLE OF CONTENTS (Continued)

Page No.

ARTICLE NO.

19. ENTIRE AGREEMENT	27

20. NO WAIVER	27

21. ENUREMENT	27

22. FURTHER ASSURANCES	27

23. FORCE MAJEURE	27

24. DISCLAIMER	27

25. COUNTERPART EXECUTION AND FAX DELIVERY	28

EXHIBITS TO THE AGREEMENT

JOINT DEVELOPMENT AGREEMENT

THIS AGREEMENT is made and effective as of the 1st day of March, 2004,

BETWEEN:

SYNTROLEUM INTERNATIONAL CORPORATION, a corporation incorporated and existing under the laws of the State of Delaware, with head offices in the City of Tulsa, Oklahoma, in the United States of America (hereinafter referred to as “Syntroleum”);

- and -

SOVEREIGN OIL & GAS COMPANY II, LLC, a Texas Limited Liability Company formed and existing under the laws of the State of Texas, with head offices in the City of Houston, Texas, in the United States of America (hereinafter referred to as “Sovereign”).

Whereas the Parties have executed respective versions of a Confidentiality Agreement and have completed preliminary discussions contemplating that the Parties shall enter into this Agreement;

Now therefore the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, including its recitals, all words importing the singular include the plural and vice versa, and except where the context otherwise indicates, shall have the meanings set forth in this Article:

1.1.1	“Affiliate” means in relation to any Party, any company, partnership or other entity which controls or is controlled by that Party or is controlled by a company, partnership or other entity which controls that Party. “Control” means the right to exercise, directly or indirectly, 50% or more than 50% of the voting rights of a company or other entity.

1.1.2	“Acquisition Date” shall have the meaning assigned it in Section 6.6.1.

1.1.3	“Appointing Authority” shall have the meaning assigned it in Section 13.2.

1.1.4	“Bank” shall mean the bank mutually agreed by the Parties, who shall administer the Escrow Account on behalf of the Parties in accordance with the terms and conditions of the Escrow Agreement.

1.1.5	“Confidential Information” shall have the meaning assigned it in Section 12.1

1.1.6	“Contract Area” means the geographical area that is covered by each license, lease, production sharing agreement or other contract granted by the appropriate authority of a sovereign state for the technical study, exploration, and/or appraisal and production of Hydrocarbons in which Syntroleum and/or its co-venturers and assigns may acquire Option Interests or Participating Interests. A Contract Area may also be an Open Acreage Contract Area.

1.1.7	“Contract Year” means a period of twelve (12) consecutive months according to the Gregorian Calendar, counted from the Effective Date of this Agreement or from the anniversary of such Effective Date.

1.1.8	“Dispute” shall have the meaning assigned it in Section 13.1.

1.1.9	“Effective Date” means the date first written above in the preamble to this Agreement.

1.1.10	“Escrow Account” shall have the meaning assigned it in Section 6.1.

1.1.11	“Escrow Agreement” means the escrow agreement (to be executed by the Parties pursuant to Section 6.1 of this Agreement) for the JV Discretionary Annual Budget and for the JV Fixed Annual Budget.

1.1.12	“Excluded Area” shall have the meaning assigned it in Section 6.5.3

1.1.13	“Exercise Price” shall have the meaning assigned it in Section 6.8.

1.1.14	“First Production Date” shall have the meaning assigned it in Section 6.6.2.2.

1.1.15	“Force Majeure” shall have the meaning assigned it in Section 23.1.

1.1.16	“Government” means the government of the sovereign state whose territory includes the Contract Area and any political subdivision, agency, instrumentality, ministry, state owned or operated oil company, agency, or organization, department, office or bureau of such government.

1.1.17	“Hydrocarbons” means substances, including both gaseous and liquid hydrocarbons, that are produced from a Contract Area.

1.1.18	“Industry Partner” or “Industry Partners” shall have the meaning assigned it in Section 6.5.4.

1.1.19	“JV Discretionary Annual Budget” means the budget for twelve calendar months’ discretionary costs of the Syntroleum-Sovereign Development Venture commencing with the Effective Date of this Agreement. A copy of the initial estimate of the JV Discretionary Annual Budget and Funding Schedule is attached as Exhibit ‘A’ to this Agreement and incorporated by reference herein.

1.1.20	“JV Fixed Annual Budget” means the budget for twelve calendar months’ fixed costs of the Syntroleum-Sovereign Development Venture commencing with the Effective Date of this Agreement and paid by Syntroleum to Sovereign in accordance with the JV Fixed Annual Budget and Funding Schedule in Exhibit ‘B’. A copy of the JV Fixed Annual Budget And Funding Schedule is attached as Exhibit ‘B’ to this Agreement and incorporated by reference herein.

1.1.21	“Notice” means a notice in writing delivered in accordance with the provisions of Article 14.

1.1.22	“Open Acreage Contract Area” means a Contract Area that is available for acquisition directly from a Government and that has not already been acquired by a third party.

1.1.23	“Option Interest” means a contractual right (but not an obligation) that is exercisable at the holder’s option to acquire a Participating Interest in a Contract Area.

1.1.24	“Overriding Royalty Interest” or “ORRI” means an interest in a specified percentage of the gross proceeds from sales of all volumes of Hydrocarbons produced, saved, and sold by the aggregate of the Participating Interest Owners from a Contract Area, less any volumes of Hydrocarbons or percentage of the gross proceeds from Hydrocarbons sales paid to or retained by the Government as a royalty or production share, but before subtracting any volumes of Hydrocarbons sold for the recovery of capital costs, operating costs, taxes, and any other costs associated with the Contract Area or with the marketing and transportation of Hydrocarbons.

1.1.25	“Participating Interest” means the percentage share of a Party in the undivided ownership, rights, benefits, duties, obligations and liabilities pertaining to a Contract Area granted by the appropriate authority of a sovereign state.

1.1.26	“Parties” means the parties to this Agreement and “Party” means any one of them.

1.1.27	“Partner Date” shall have the meaning assigned it in Section 6.6.2.

1.1.28	“Person” means any individual, corporation, partnership, joint venture, association, trust, estate, unincorporated organization of government or any agency or political subdivision thereof.

1.1.29	“Prior Sovereign Projects” shall have the meaning assigned it in Section 3.3.

1.1.30	“Quarterly Financials” shall have the meaning assigned it in Section 6.2.

1.1.31	“Quarterly Plan” shall have the meaning assigned it in Section 6.2.

1.1.32	“Registration Rights Agreement” means the agreement between Syntroleum Corporation and Sovereign concerning the registration of Syntroleum Common Stock covered by warrants granted to Sovereign for the purchase of Syntroleum Common Stock issued under this Agreement. The Registration Rights Agreement is attached to this Agreement as Exhibit ‘D’ and incorporated by reference herein.

1.1.33	“Sovereign” has the meaning provided in the preamble to this Agreement and for the purposes of this Agreement shall include the Affiliates and co-venturers of Sovereign and its lawful assigns.

1.1.34	“Sovereign Contract Area” shall have the meaning assigned it in Section 6.5.

1.1.35	“Sovereign Incentive Compensation” means the compensation to be paid to Sovereign in accordance with Section 6.6 and Section 6.7.

1.1.36	“Syntroleum” has the meaning provided in the preamble to this Agreement and for the purposes of this Agreement shall include the Affiliates and co-venturers of Syntroleum and its lawful assigns.

1.1.37	“Syntroleum Acquisition Date” shall have the meaning assigned it in Section 6.7.1.

1.1.38	“Syntroleum Common Stock” means the common stock, par value of $0.01 per share, of Syntroleum Corporation, a Delaware corporation.

1.1.39	“Syntroleum Contract Area Interest” means a Syntroleum Option Interest or a Syntroleum Participating Interest. in a Contract Area acquired by Syntroleum with the assistance of Sovereign.

1.1.40	“Syntroleum GTL Barge Project” means a project employing the Syntroleum proprietary Gas-to-Liquids (GTL) synthetic fuels process utilizing equipment primarily mounted on an inland barge.

1.1.41	“Syntroleum Option Interest” means an Option Interest held by Syntroleum.

1.1.42	“Syntroleum Participating Interest” means a Participating Interest and the other rights, obligations and interests in a Contract Area acquired by Syntroleum with the assistance of Sovereign.

1.1.43	“Syntroleum Partner Date” shall have the meaning assigned it in Section 6.7.2.

1.1.44	“Syntroleum Partner Contract Area” shall have the meaning assigned it in Section 6.5.

1.1.45	“Syntroleum-Sovereign Development Venture” or “Development Venture” means the contractual relationship between Syntroleum and Sovereign created by this Agreement.

1.1.46	“Term of Agreement” shall have the meaning assigned it in Section 8.1.

1.1.47	“Warrant Agreement” means the agreement between Syntroleum Corporation and Sovereign concerning the award and exercise of Syntroleum Corporation warrants for the purchase of Syntroleum Common Stock issued to Sovereign pursuant to this Agreement. The Warrant Agreement is attached to this Agreement as Exhibit ‘C’ and incorporated by reference herein.

1.2	All references to articles, sections, recitals and schedules are, unless otherwise expressly stated, references to clauses of, and recitals and schedules to, this Agreement.

1.3	The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

1.4	Any reference to laws or regulations shall be a reference to the same as amended, supplemented or re-enacted from time to time.

1.5	Where a word or phrase is defined, its other grammatical forms shall have a corresponding meaning.

1.6	Unless otherwise expressly stated, references to currency shall mean currency of the United States of America.

1.7	The schedules attached hereto form part of this Agreement. In the event of any conflict between the provisions of this Agreement and the schedules hereto, the provisions of this Agreement shall prevail.

ARTICLE 2

BUSINESS PURPOSE AND CONDUCT

2.1	The Parties have formed the Syntroleum-Sovereign Joint Venture under this Agreement for the purpose of pursuing upstream Hydrocarbon assets outside the United States, principally as a source of Natural Gas feedstock for one or more petrochemical plants mounted on an inland barge employing the Syntroleum proprietary Gas-to-Liquids (GTL) synthetic fuels process. Syntroleum desires to obtain the rights to develop such Hydrocarbon assets for it and/or its co-venturers, and Sovereign has demonstrated the capacity to obtain such rights on behalf of third parties. The Parties agree that nothing in this Agreement shall be construed to provide Sovereign a license or any other rights to Syntroleum’s proprietary Fischer-Tropsch gas to liquids technology.

2.2	Sovereign shall, in accordance with this Agreement, use its reasonable efforts to obtain on behalf of Syntroleum one or more known Hydrocarbon-bearing Contract Areas, and in addition, to obtain on Syntroleum’s behalf the appropriate international upstream industry co-venturer(s) as needed for the realization of an integrated Syntroleum GTL Barge Project. In the event that Sovereign is negotiating an agreement with a third party that shall bind Syntroleum, Sovereign shall regularly consult with Syntroleum to obtain its approval for the terms of such agreement that would bind Syntroleum and shall follow any instructions issued by Syntroleum concerning such negotiations. Sovereign shall not indicate final approval of any agreement that shall bind Syntroleum until after having received prior written approval from Syntroleum. In all such negotiations and work conducted by Sovereign under this Agreement, Sovereign shall do so on behalf of Syntroleum.

2.3	Except as limited by the terms of this Agreement, Sovereign shall determine the means by which it accomplishes the work agreed with Syntroleum, including the selection and compensation of personnel to carry out the purposes hereof. Nothing in this Agreement shall be regarded as creating a partnership relationship among the parties (for tax or other purposes) or allowing any party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

ARTICLE 3

EXCLUSIVITY AND CERTAIN OTHER COVENANTS

3.1	The Syntroleum-Sovereign Joint Venture is established entirely and exclusively in respect of Syntroleum GTL Barge Projects, and unless agreed otherwise by the Parties in writing, during the term of this Agreement, Sovereign shall devote one hundred per cent of its time in obtaining stranded natural gas Contract Areas to supply Syntroleum GTL Barge Projects. Sovereign shall deal exclusively with Syntroleum with respect to the pursuit and acquisition of Contract Areas for Syntroleum GTL Barge Projects and, except as contemplated by this Agreement, Sovereign shall refrain from entering into or pursuing, either directly or indirectly, any negotiations with third parties respecting the acquisition of rights or interests in Contract Areas without the written consent of Syntroleum.

3.2	During the term of this Agreement, except with Syntroleum’s written consent, Sovereign shall refrain from exercising any options to acquire rights or interests in Contract Areas under any other agreements from time to time in effect between Sovereign and its former co-venturers and investors and shall refrain from exercising any other rights under such agreements in a manner inconsistent with Syntroleum’s rights under this Agreement.

3.3	Notwithstanding any language to the contrary appearing in this Agreement, Syntroleum recognizes that Sovereign has limited but ongoing contractual obligations and economic interests in certain oil and gas licenses in West Africa, the Middle East, and in the United States, that predate this Agreement (the “Prior Sovereign Projects”). A list of the Prior Sovereign Projects is attached as Exhibit ‘E’ to this Agreement and incorporated by reference herein. Syntroleum acknowledges Sovereign’s right and obligation to maintain its interests in the Prior Sovereign Projects and to devote the necessary time and resources to do so, and Sovereign shall not require Syntroleum’s permission to so do provided that Sovereign shall pay its own costs in relation to any Prior Sovereign Projects. By this Agreement, Syntroleum shall not incur any rights or obligations respecting the Prior Sovereign Projects.

3.4	During the term of this Agreement, Syntroleum shall deal exclusively with Sovereign with respect to the types of services provided by Sovereign as contemplated by this Agreement in the pursuit and acquisition of Contract Areas for Syntroleum GTL Barge Projects and, except as contemplated by this Agreement, Syntroleum shall refrain from entering into or pursuing, either directly or indirectly, any services to be provided by Sovereign pursuant to this Agreement from third parties respecting the acquisition of rights or interests in Contract Areas for Syntroleum GTL Barge Projects.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1	Sovereign hereby represents and warrants to Syntroleum that:

4.1.1	Sovereign is duly formed and validly subsisting in its jurisdiction of formation.

4.1.2	Sovereign has full capacity, power and authority to enter into this Agreement and to perform its obligations hereunder.

4.1.3	Neither the execution nor delivery of this Agreement nor the performance by Sovereign of its obligations hereunder will place the Sovereign in breach of (i) any court order, judgement or arbitral award to which Sovereign is subject, or (ii) any agreement to which Sovereign is a party or is bound.

4.1.4	Sovereign has not, in connection with the transactions contemplated hereby, incurred any obligation for any finder’s fee or brokerage or other commission for which Syntroleum may become liable.

4.1.5	Sovereign and its officers, employees and authorized representatives has not, in connection with the transactions contemplated hereby, made any Improper Payments as they are defined and described in Section 9.1 of this Agreement.

4.2	Syntroleum hereby represents and warrants to Sovereign that:

4.2.1	Syntroleum is duly incorporated and validly subsisting in its jurisdiction of incorporation.

4.2.2	Upon approval by the shareholders of Syntroleum Corporation, Syntroleum has full corporate capacity, power and authority to enter into this Agreement and to perform its obligations hereunder.

4.2.3	Neither the execution nor delivery of this Agreement nor the performance by Syntroleum of its obligations hereunder will place Syntroleum in breach of (i) any court order, judgement or arbitral award to which Syntroleum is subject, or (ii) any agreement to which Syntroleum is a party or is bound.

4.2.4	Syntroleum has not, in connection with the transactions contemplated hereby, incurred any obligation for any finder’s fee or brokerage or other commission for which Sovereign may become liable.

4.2.5	Syntroleum and its officers, employees and authorized representatives has not, in connection with the transactions contemplated hereby, made any Improper Payments as they are defined and described in Section 9.1 of this Agreement.

ARTICLE 5

CONDITIONS

5.1	The obligation of Syntroleum to continue and complete its obligations under this Agreement is subject to satisfaction of the following conditions, which are included for the exclusive benefit of and may be waived only by Syntroleum:

5.1.1	The representations and warranties of Sovereign in this Agreement shall be true and correct in all material respects on the date hereof and throughout the term of this Agreement.

5.1.2	The execution by Sovereign of the Escrow Agreement covering both the JV Fixed Annual Budget and the JV Discretionary Annual Budget.

5.1.3	The unconditional approval of the shareholders of Syntroleum Corporation of the conditional grant of warrants contemplated by this Agreement shall have been obtained on or before May 31, 2004, provided that if such unconditional approvals have not been obtained on or before May 31, 2004, Syntroleum may by Notice delivered to Sovereign on or before May 20, 2004 request an extension of the time for the satisfaction of the conditions contained in this Subsection, and if the Parties mutually agree in writing to such extension on or prior to May 27, 2004, the time for the satisfaction of the conditions contained in this Subsection shall be extended until the date agreed upon by the Parties in such extension agreement.

5.2	The obligation of Sovereign to continue and complete its obligations under this Agreement is subject to satisfaction of the following conditions, which are included for the benefit of and may be waived only Sovereign:

5.2.1	The representations and warranties of Syntroleum in this Agreement shall be true and correct in all material respects on the date hereof and throughout the term of this Agreement.

5.2.2	The execution by Syntroleum of the Escrow Agreement covering both the JV Fixed Annual Budget and the JV Discretionary Annual Budget and the timely funding by Syntroleum of the Escrow Account in accordance with Article 6 and with the Funding Schedules contained in Exhibit ‘A’ and Exhibit ‘B’ incorporated by reference herein.

5.2.3	The unconditional approvals of the chief executive officer and the board of directors of Sovereign, of the transactions contemplated by this Agreement shall have been obtained on or before March 1, 2004; provided that if such unconditional approvals have not been obtained on or before March 1, 2004, Sovereign may by Notice delivered to Syntroleum on or before March 2, 2004 request an extension of the time for the satisfaction of the conditions contained in this Subsection, and if the Parties mutually agree in writing to such extension on or prior to March 9, 2004, the time for the satisfaction of the conditions contained in this Subsection shall be extended until the date agreed upon by the Parties in such extension agreement.

5.2.4	The unconditional approval of the shareholders of Syntroleum Corporation of the conditional grant of warrants contemplated by this Agreement shall have been obtained on or before May 31, 2004, provided that if such unconditional approvals have not been obtained on or before May 31, 2004, Syntroleum may by Notice delivered to Sovereign on or before May 20, 2004 request an extension of the time for the satisfaction of the conditions contained in this Subsection, and if the Parties mutually agree in writing to such extension on or prior to May 27, 2004, the time for the satisfaction of the conditions contained in this Subsection shall be extended until the date agreed upon by the Parties in such extension agreement.

5.3	If, due to the non-fulfillment of any condition included in this Agreement for its benefit, a Party refuses to continue and complete its obligations under this Agreement, such Party shall have no liability to the other Party for refusing to do so; provided, however, that the refusing Party shall have complied with any obligation imposed on it by this Agreement to assist the other Party to satisfy or endeavour to satisfy such condition.

ARTICLE 6

FUNDING AND COMPENSATION

6.1	Syntroleum shall pay to Sovereign the total of the JV Fixed Annual Budget to cover Sovereign’s fixed general and administrative costs for each Contract Year of this Agreement. Syntroleum will deposit the full amount of the JV Fixed Annual Budget funds into the Escrow Account within five (5) days of the execution by the Parties of a mutually acceptable Escrow Agreement with the Bank, and Syntroleum shall again so do on each anniversary of the Effective Date thereafter during the Term of Agreement. The Parties shall negotiate and execute an Escrow Agreement with the Bank and shall, after execution of the Escrow Agreement, attach the Escrow Agreement to this Agreement as Exhibit ‘G’. Said Escrow Agreement shall establish an escrow account (the “Escrow Account”) into which the funds to be deposited by Syntroleum are to be placed.

The Escrow Agreement shall provide that the Bank release to Sovereign upon receipt of a letter from the Parties via wire transfer into Sovereign’s designated bank account the sum equal to one-fourth of the total JV Fixed Annual Budget funds from the Escrow Account. This sum shall be released from the Escrow Account to Sovereign quarterly in advance in accordance with the JV Fixed Annual Budget and Funding Schedule attached to this Agreement as Exhibit ‘B’ and incorporated by reference herein. Syntroleum agrees to execute instruction letters to the Bank as required and demanded by Sovereign to obtain the release of such sums. Syntroleum shall bear the costs of the Escrow Account and any interest paid on the escrowed funds shall be paid to Syntroleum.

6.2	Sovereign shall provide to Syntroleum quarterly operational and planning forecasts (the “Quarterly Plan”) and quarterly compiled financial statements (the “Quarterly Financials”) covering the work performed by Sovereign under this Agreement. Sovereign shall provide the Quarterly Plan to Syntroleum on or before May 1, August 1, November 1, and February 1, of each Contract Year, each being the date that is thirty days in advance of the quarterly funding date of the JV Discretionary Annual Budget. Sovereign shall provide the Quarterly Financials to Syntroleum within thirty days of the completion of each quarter-year for the just-ended quarter of each Contract Year, commencing with the quarter ending May 31, 2004. The Quarterly Financials shall be prepared by an independent certified public accountant appointed by Sovereign and acceptable to both Parties. The Parties agree that all funds paid to Sovereign under the Escrow Agreement shall be accounted for Sovereign’s sole use for performing its obligations under this Agreement and Syntroleum shall bear its own in-house costs in pursuing Contract Areas, e.g., in executing its own feasibility studies, conducting sales and negotiating trips, legal fees, and the like, independent of the JV Annual Budgets.

6.3	Syntroleum shall pay to Sovereign the JV Discretionary Annual Budget under the terms and conditions described in Section 6.4 below, to cover Sovereign’s discretionary out-of-pocket business costs incurred in accordance with the Quarterly Plan for each Contract Year of this Agreement. Syntroleum shall continue to fund the Escrow Account thereafter at timely intervals so as to maintain at all times the discretionary funds required by Sovereign to conduct the work and pay the financial obligations incurred for each approved Quarterly Plan, except as otherwise provided in Article 8.

6.4	The Parties have agreed on the initial estimate of the JV Discretionary Annual Budget as shown in the attached Exhibit ‘A’ incorporated by reference herein and Syntroleum shall deposit funds in the amount equal to the sum of the first two quarterly payments (being four hundred two thousand dollars ($402,000.00)) into the Escrow Account within five (5) days of the execution of a mutually acceptable Escrow Agreement with the Bank and Syntroleum and Sovereign shall immediately instruct the Bank to release to Sovereign the discretionary funds for the first quarter of the first Contract Year in the amount of $201,000.

6.4.1	The Parties shall meet once per quarter thereafter (but not less than 15 days prior to the end of the then current budget quarter) and agree on adjustments, if any, to be made to the JV Discretionary Annual Budget for the upcoming quarter Contract Year based on the approved Quarterly Plan. Syntroleum shall then deposit a sum sufficient to fund the agreed amount of the discretionary funds for the next quarter into the Escrow Account within ten (10) days of the meeting in which the revised JV Discretionary Annual Budget was approved. At each budget meeting, Sovereign and Syntroleum shall agree on the amount to be withdrawn from the Escrow Account pursuant to this paragraph for costs to be incurred in the period prior to the next budget meeting. Syntroleum and Sovereign will thereupon instruct the Bank to release to Sovereign the agreed sum from the Escrow Account.

6.5	The Parties shall conduct management meetings monthly. At such management meetings Sovereign shall make progress reports and the Parties shall consult together to define the objectives to be pursued by Sovereign during the upcoming month and to agree on the Contract Area or Areas to be reviewed and/or acquired. Either Sovereign or Syntroleum or both shall propose prospective Contract Areas for pursuit and acquisition, as well as other forms of activity. The Parties shall designate each prospective Contract Area as a “Sovereign Contract Area” or as a “Syntroleum Partner Contract Area” or as an “Excluded Area” for purposes of determining the Sovereign Incentive Compensation under Sections 6.6 and 6.7 below and shall add the Contract Areas so designated to the Schedule of Contract Areas provided in Exhibit F to this Agreement and incorporated by reference herein.

6.5.1	A “Sovereign Contract Area” shall be an Open Acreage Contract Area or Contract Area proposed by Sovereign that is accepted by Syntroleum and that is listed by mutual agreement in Exhibit F to this Agreement and incorporated by reference herein.

6.5.2	A “Syntroleum Partner Contract Area” is defined to be a Contract Area (i) for which Syntroleum initiated negotiations and/or acquired an Option Interest or Participating Interest prior to this Agreement (which shall be listed by mutual agreement in Exhibit ‘F’) or (ii) proposed by Syntroleum and that is accepted by Sovereign and listed by mutual agreement in Exhibit ‘F’ to this Agreement and incorporated by reference herein. The Parties agree that for any Syntroleum Partner Contract Area Sovereign may only earn incentive compensation pursuant to Section 6.7, and, only in the case of Sanaga Sud Field, Cameroon, Sovereign may only earn incentive compensation pursuant to Section 6.7.2.

6.5.3	Unless a Contract Area is excluded by mutual agreement (an “Excluded Area”), the Parties agree that all Contract Areas in which Syntroleum obtains a Syntroleum Contract Area Interest arising from this Agreement shall be either a Sovereign Contract Area or a Syntroleum Partner Contract Area.. Areas that are excluded by mutual consent will be listed in Exhibit ‘F’ to this Agreement under the heading “Excluded Areas”. In general, the Parties shall name a Contract Area an Excluded Area if (i) Syntroleum does not intend to obtain a Syntroleum Contract Area Interest in such Contract Area or (ii) Syntroleum obtains a Syntroleum Contract Area Interest in the Contract Area, subject to the provisions of Section 3.4, without the involvement of Sovereign. Each area listed on Exhibit ‘F’ shall be initialled by authorized representatives of both Parties.

6.5.4	The Parties contemplate that when Syntroleum obtains a Syntroleum Option Interest or a Syntroleum Participating Interest in a Contract Area, Sovereign will undertake marketing activities on Syntroleum’s behalf to secure a third party assignee or transferee for its interests in each Contract Area from among companies active in the international oil and gas industry (referred to hereafter as “Industry Partner”). Syntroleum may also at other times elect to seek an Industry Partner to participate in its Syntroleum GTL Barge Projects. The Parties agree that Sovereign will assist Syntroleum in its quest for Industry Partners and agree that when Syntroleum obtains an Industry Partner in each of its Syntroleum GTL Barge Projects Sovereign will earn incentive compensation, as provided in Section 6.6.2 and Section 6.7.2. In performing the work of seeking an Industry Partner or Industry Partners for a Sovereign Contract Area, Sovereign shall regularly consult with Syntroleum and the Parties shall agree on the terms and conditions of sale for any Syntroleum Option Interest or Syntroleum Participating Interest.

6.6	For each Sovereign Contract Area, the Parties agree that Sovereign shall receive the following incentive compensation:

6.6.1	Upon the date of execution by Syntroleum of an agreement to acquire a Syntroleum Contract Area Interest in a Sovereign Contract Area (hereafter referred to as the “Acquisition Date”), Syntroleum shall issue to Sovereign warrants to purchase twenty-five thousand (25,000) shares of Syntroleum Common Stock at the Exercise Price, as defined below, exercisable (a) from the date that is the later of either (i) the date of Syntroleum Corporation shareholder approval of this Agreement; or, (ii) the Acquisition Date, (b) until the date that is five years after the Acquisition Date.

6.6.2	Upon the later to occur of either (i) the date of execution by Syntroleum of an agreement with one or more Industry Partners for such Industry Partner(s) to acquire from Syntroleum an Option Interest or Participating Interest in a Sovereign Contract Area; or, (ii) the date of execution of an agreement by Syntroleum and one or more Industry Partners to acquire together an Option Interest or a Participating Interest in a Sovereign Contract Area (such later date being herein defined as the “Partner Date”), Syntroleum shall on the Partner Date provide by payment, assignment and/or issuance to Sovereign the following:

6.6.2.1	One third (1/3) of any cash bonus and/or one third (1/3) of any Overriding Royalty Interest that each Industry Partner has agreed to pay to Syntroleum as consideration for acquiring its interest in the Sovereign Contract Area, plus, warrants to purchase twenty-five thousand (25,000) shares of Syntroleum Common Stock at the Exercise Price, as defined below, exercisable (a) from the later of either (i) the date of Syntroleum Corporation shareholder approval of this Agreement; or, (ii) the Partner Date, (b) until the date that is five years after the Partner Date; provided, however, if an Industry Partner has agreed to pay a cash bonus and/or Overriding Royalty Interest and Syntroleum elects to reduce the cash bonus or Overriding Royalty Interest received from such Industry Partner in exchange for other consideration from such Industry Partner, Syntroleum and Sovereign shall mutually agree that either (A) Sovereign shall receive its one-third share of the cash bonus and/or Overriding Royalty Interest as if Syntroleum had not reduced the cash bonus or Overriding Royalty Interest as provided above, or (B) Sovereign shall receive the incentive compensation provided for in Section 6.6.2.2. For purposes of clarification, it is the intent of the Parties with respect to the foregoing, that any decision by Syntroleum to forego its share of the cash bonus and Overriding Royalty Interest will not reduce the Sovereign one-third share of the cash bonus and Overriding Royalty Interest the Industry Partner had agreed to pay; or

6.6.2.2	In the event that the Industry Partner(s) in aggregate did not provide to Syntroleum an Overriding Royalty Interest as part of the consideration for its or their acquisition of its or their interest in the Sovereign Contract Area, warrants to purchase twenty-five thousand (25,000) shares of Syntroleum Common Stock at the Exercise Price, as defined below, exercisable (a) from the later of either (i) the date of Syntroleum Corporation shareholder approval of this Agreement; or, (ii) the Partner Date, (b) until the date that is five years after the Partner Date, plus, upon the date of first production of Hydrocarbons from the Sovereign Contract Area by Syntroleum or the Industry Partner(s) (“First Production Date”), warrants to purchase fifty thousand (50,000) shares of Syntroleum Common Stock at the Exercise Price, as defined below, exercisable from the First Production Date until five years after the First Production Date.

6.7	For each Syntroleum Partner Contract Area, the Parties agree that Sovereign shall receive the following incentive compensation:

6.7.1	Upon the date of execution by Syntroleum of an agreement to acquire a Syntroleum Contract Area Interest in a Syntroleum Contract Area (the “Syntroleum Acquisition Date”), Syntroleum shall issue to Sovereign warrants to purchase twelve thousand five hundred (12,500) shares of Syntroleum Common Stock at the Exercise Price, as defined below, exercisable (a) from the later of (i) the date of Syntroleum Corporation shareholder approval of this Agreement or (ii) the Syntroleum Acquisition Date, (b) until five years after the Syntroleum Acquisition Date.

6.7.2	Upon the later to occur of either (i) the date of execution by Syntroleum of an agreement with one or more Industry Partners for such Industry Partner(s) to acquire an Option Interest or Participating Interest in the Syntroleum Contract Area; or, (ii) the date of execution by Syntroleum and one or more Industry Partners of an agreement for Syntroleum and such Industry Partner(s) to acquire an Option Interest or Participating Interest in a Syntroleum Contract Area (such later date being herein defined as the “Syntroleum Partner Date”), Syntroleum shall issue to Sovereign warrants to purchase twelve thousand five hundred (12,500) shares of Syntroleum Common Stock at the Exercise Price, as defined below, exercisable (a) from the later of (i) the date of Syntroleum Corporation shareholder approval of this Agreement or (ii) the Syntroleum Partner Date, (b) until five years after the Syntroleum Partner Date.

6.8	For purposes of Sections 6.6 and 6.7, the “Exercise Price” shall be defined and determined as follows:

6.8.1	For all Option Interests or Participating Interests in Contract Areas acquired during the first Contract Year of this Agreement, the Exercise Price for all warrants issued to Sovereign attributable to such Contract Areas is the closing per share sale price of Syntroleum Common Stock on the date this Agreement is $6.40;

6.8.2	For all Option Interests or Participating Interests in Contract Areas acquired during any subsequent Contract Year of this Agreement, the Exercise Price for all warrants issued to Sovereign attributable to such Contract Areas is the closing per share sale price of Syntroleum common stock on the first trading day during such Contract Year of the stock exchange on which Syntroleum lists its common stock. The Exercise Price shall never be below the par value of Syntroleum Common Stock.

6.9	Upon Syntroleum Corporation shareholder approval of this Agreement, Syntroleum shall issue to Sovereign warrants to purchase fifty thousand (50,000) shares of Syntroleum Common Stock at an exercise price equal to $6.40, exercisable from the date of the Syntroleum Corporation shareholder approval of this Agreement until five years from the date of Syntroleum Corporation shareholder approval of this Agreement. Syntroleum shall immediately provide written notice to Sovereign of the date of the Syntroleum Corporation shareholder approval of this Agreement.

6.10	Upon and as a condition to each issuance of warrants to Sovereign pursuant to this Agreement, Syntroleum Corporation and Sovereign shall execute a Warrant Agreement in the form attached to this Agreement and incorporated by reference herein as Exhibit ‘C’ covering said issuance. In addition, upon the issuance of warrants pursuant to this Agreement Syntroleum Corporation and Sovereign shall execute a Registration Rights Agreement in the form attached to this Agreement and incorporated by reference herein as Exhibit ‘D’ covering said issuance. The Parties agree that the Registration Rights Agreement for the warrants to be issued pursuant to Section 6.9 shall include in Sections 2.1(b) and (c) a requirement that Syntroleum shall file a registration statement within sixty (60) days of the issuance of said warrants.

6.11	All Sovereign Incentive Compensation received by Sovereign prior to the termination of this Agreement, whether in the form of warrants for the purchase of Syntroleum stock, cash and/or Overriding Royalty Interests, shall survive the termination of this Agreement. For the duration of each Syntroleum GTL Barge Project Syntroleum shall provide Sovereign with an annual statement of net and gross Hydrocarbons and produced and sold from each Contract Area in which Sovereign has earned an Overriding Royalty Interest, and the sales prices received and approved by the host Government for the Hydrocarbons produced, in a form that will enable Sovereign to readily calculate its lawful share of Hydrocarbon sales proceeds attributable to its ORRI percentage. Sovereign shall have the right to audit the Hydrocarbon production records pertaining to each Contract Area in which Sovereign has earned an Overriding Royalty Interest at its own cost upon reasonable Notice to Syntroleum.

6.12	The Parties agree that no more than 2,000,000 shares of Syntroleum Common Stock shall be issuable upon exercise of warrants issued pursuant to this Agreement.

ARTICLE 7

TAXES AND WITHHOLDINGS

7.1	Sovereign shall be individually responsible for the payment of any income, value added and other taxes assessed by the taxing authorities of the United States of America or any other country having or claiming tax jurisdiction over Sovereign on any payments earned or received by Sovereign under the provisions of this Agreement. Sovereign agrees to protect, indemnify, and hold Syntroleum safe and harmless from and against any such levies or assessments made by any such country against Sovereign or Syntroleum by reason of alleged nonpayment by Sovereign of income and other taxes.

7.2	Syntroleum agrees to protect, indemnify, and hold Sovereign safe and harmless from and against any such levies or assessments made by the United States of America or any other country against Sovereign by reason of alleged nonpayment by Syntroleum of income and other taxes on any payments made, earned or received by Syntroleum under the terms of this Agreement.

ARTICLE 8

TERM AND TERMINATION

8.1	This term of this Agreement (“Term of Agreement”) shall be for successive one year periods from March 1, 2004 unless terminated in accordance with any of the provisions of this Article 8:

8.1.1	This Agreement shall terminate upon a unanimous decision of the Parties to terminate this Agreement.

8.1.2	This Agreement may be terminated on Notice from one Party to other Party if such other Party is not in compliance in any material respect with any of its obligations under this Agreement (including but not limited to, for greater certainty, Syntroleum’s payment obligations to Sovereign or Sovereign’s obligations to comply with Article 9); provided that the Party seeking to terminate this Agreement shall have first provided at least thirty (30) days’ Notice of non-compliance to the Party not in compliance and such Party shall have failed to completely remedy such non-compliance within the thirty (30) day period.

8.1.2.1	Notwithstanding any language to the contrary anywhere else in this Agreement, Syntroleum may not unilaterally suspend or cancel the Escrow Agreement or otherwise withhold or withdraw from the Escrow Account the funds for the JV Fixed Annual Budget that are due and payable to Sovereign under the Escrow Agreement except in the event of a finding to that effect by an arbitration tribunal conducted in accordance with Article 13.

8.1.2.2	Notwithstanding any language to the contrary anywhere else in this Agreement, if either Party terminates this Agreement Syntroleum shall thereafter continue to be obligated to pay to Sovereign timely any funds pertaining to the JV Discretionary Annual Budget that were previously approved by Syntroleum pursuant to Section 6.3 and Section 6.4 which have been contracted by Sovereign to be paid to a third party prior to either Party’s notice of termination, except in the event of a contrary finding to that effect by an arbitration tribunal conducted in accordance with Article 13.

8.1.2.3	Notwithstanding any language to the contrary anywhere else in this Agreement, Syntroleum shall be liable and shall indemnify and hold Sovereign harmless for the payment in full of all financial obligations incurred by Sovereign that are conformable with the performance of Sovereign’s reasonable duties under this Agreement and that are in amounts within the approved JV Discretionary Annual Budget and the JV Fixed Annual Budget except in the event of a contrary finding to that effect by an arbitration tribunal conducted in accordance with Article 13.

8.1.3	Syntroleum shall have the right to terminate this Agreement at any time without cause by providing Sovereign fifteen (15) days prior written notice. In the event Syntroleum terminates this Agreement pursuant to this Section 8.1.3 Sovereign shall have the right to draw any monies remaining in the Escrow Account attributable to the JV Fixed Annual Budget previously agreed pursuant to Section 6.1. Syntroleum shall have the right to withdraw from the Escrow Account any monies in the Escrow Account attributable to the JV Discretionary Annual Budget previously approved pursuant to Section 6.3 and Section 6.4 that have not been contracted by Sovereign to be paid to a third party prior to Syntroleum’s notice of termination, and Syntroleum shall allow Sovereign adequate time to settle such third-party contracted obligations before withdrawing the remaining discretionary monies from the Escrow Account.

8.1.3.1	In the event that during any time period after the termination of the Agreement pursuant to this Section 8.1.3 for which monies have been paid into the Escrow Account pursuant to the JV Fixed Annual Budget and Sovereign enters into an agreement with a third party from whom incentive compensation is received by Sovereign which would have been shared with Syntroleum under Section 6.6.2 if this Agreement had not been terminated, such compensation shall be shared 50% for each Party until such time that Syntroleum recoups therefrom the monies Syntroleum paid to Sovereign under the JV Fixed Annual Budget attributable to the period after the termination of this Agreement. After Syntroleum has recouped the monies Syntroleum paid under the JV Fixed Annual Budget attributable to the period after the termination of this Agreement, Sovereign shall retain one hundred percent of any other compensation received by it.

8.1.4	Sovereign shall have the right to terminate this Agreement at any time without cause by providing Syntroleum fifteen (15) days prior written notice. In the event Sovereign terminates this Agreement pursuant to this Section 8.1.4 Syntroleum shall have the right to withdraw from the Escrow Account any monies in the Escrow Account attributable to both the JV Fixed Annual Budget and the JV Discretionary Annual Budget previously approved pursuant to Section 6.3 and Section 6.4 which have not been contracted by Sovereign to be paid to a third party prior to Sovereign’s notice of termination.

8.1.5	Either Party may terminate this Agreement by giving written notice on or before December 1 of the then current Contract Year to the other Party that the Agreement shall terminate on the following March 1. Upon receipt of such prior written notice from Syntroleum, Sovereign shall be free to seek other joint venture partners to succeed Syntroleum upon termination, but shall otherwise continue its work under this Agreement within the constraints established by the available discretionary budget funds paid to Sovereign by Syntroleum. Absent such notice by either Party by December 1, the Parties will be deemed to have renewed this Agreement for an additional Contract Year, to commence on the anniversary of the Effective Date, and both Parties shall then be liable and subject to all of the terms and conditions of this Agreement.

8.2	Termination of this Agreement shall be without prejudice to any rights or obligations of the Parties that have accrued as of the date of such termination.

8.3	Following termination of this Agreement Sovereign shall be free to pursue and obtain interests in any Contract Area excepting only those Contract Areas that were pursued by the Parties during the Term of Agreement and that are taken or continued under active negotiation by Syntroleum within the one year period following the date of termination of the Agreement pursuant to obtaining a Syntroleum Participating Interest. Sovereign shall retain the rights to all electronic and hardcopy work products that it generates in the conduct of its work under this Agreement, but shall provide to Syntroleum copies of same for the cost of reproduction upon written request received within three months of termination.

8.4	Upon termination of this Agreement Sovereign shall be entitled to purchase at the then current fair market price any furnishings, equipment, hardware, or software obtained for Sovereign’s use with discretionary funds provided by Syntroleum under an approved budget during the term of this Agreement. The fair market price shall be established by arms-length bids from a minimum of three buyer/appraisers, in which the high and low bids are disregarded and the middle bid, or the arithmetic average of the middle bids (if more than one) is calculated to be the fair market price.

8.5	Notwithstanding termination of this Agreement, the Parties shall remain bound by the obligations of Section 8.1.3, Section 6.11 and Articles 7, 11, 12, 13, 16, and 17.

ARTICLE 9

IMPROPER PAYMENTS

9.1	Each Party warrants that it and its Affiliates have not made, offered, or authorized and will not make, offer, or authorize with respect to the matters which are the subject of this Agreement, any payment, gift, promise or other advantage, whether directly or through any other person or entity, to or for the use or benefit of any public official (i.e., any person holding a legislative, administrative or judicial office, including any person employed by or acting on behalf of a public agency, a public enterprise or a public international organization) or any political party or political party official or candidate for office, where such payment, gift, promise or advantage would violate the applicable laws of the United States of America or of any other country in which the Parties are together in business. Each Party shall defend, indemnify and hold the other Party harmless from and against any and all claims, damages, losses, penalties, costs and expenses arising from or related to, any breach by such first Party of such warranty. Such indemnity obligation shall survive termination or expiration of this Agreement. Each Party shall in good time (i) respond in reasonable detail to any notice from any other Party reasonably connected with the above-stated warranty; and (ii) furnish applicable documentary support for such response upon request from such other Party.

9.2	Each Party agrees to (i) maintain adequate internal controls; (ii) properly record and report all transactions; and (iii) comply with the laws referred to in Section 9.1 above. Each Party must rely on the other Party’s system of internal controls and on the adequacy of full disclosure of the facts, and of financial and other data provided under this Agreement. No Party is in any way authorized to take any action on behalf of the other Party that would result in an inadequate or inaccurate recording and reporting of assets, liabilities or any other transaction, or which would put such Party in violation of its obligations under the laws applicable to this Agreement. Each Party, at its own expense and upon providing reasonable notice to the other Party, shall have the right to audit the books and records of the other Party to the extent necessary to verify compliance with the provisions of this Section.

ARTICLE 10

ASSIGNMENT

10.1	Syntroleum may assign or transfer all or any part of its rights and obligations under this Agreement without the consent of, but on Notice to, Sovereign; provided, however, that such assignees or transferees shall first have agreed in writing to assume the Sovereign Incentive Compensation and other performance obligations of Syntroleum under this Agreement. As a further condition of its right of assignment, Syntroleum shall immediately provide to Sovereign true copies of all executed agreements documenting the transfer to and acceptance of its obligations by an assignee or transferee.

10.2	Except as provided below, Sovereign may freely assign or transfer all or any part of the Sovereign Incentive Compensation under this Agreement without the consent of, but on Notice to, Syntroleum. As to the warrants of Syntroleum Common Stock, Sovereign may direct Syntroleum to issue the warrants directly to employees and officers of Sovereign rather than to Sovereign. As a further condition of its right of assignment, Sovereign shall immediately provide to Syntroleum true copies of all executed agreements documenting the transfer of the Sovereign Compensation to an assignee or transferee. Sovereign may not assign or transfer its performance obligations under this Agreement to a third party without the prior written approval of Syntroleum, which consent shall not be unreasonably withheld for a technically and financially qualified prospective assignee.

ARTICLE 11

INDEMNITY AND INSURANCE

11.1	SOVEREIGN SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SYNTROLEUM, ITS RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS HARMLESS FROM ANY LOSSES, LIABILITIES, DAMAGES, DEMANDS, SUITS, CLAIMS, FINES, EXPENSES OR COSTS (INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEY’S FEES) ATTRIBUTABLE TO THE DEATH, ILLNESS OR INJURY OF ANY SOVEREIGN EMPLOYEE, OFFICER, DIRECTOR OR CONSULTANT REGARDLESS WHETHER THE LOSSES, LIABILITIES, DAMAGES (INCLUDING BUT NOT LIMITED TO ACTUAL, CONSEQUENTIAL, NON-ECONOMIC AND PUNITIVE), DEMANDS, SUITS, CLAIMS, FINES, EXPENSES OR COSTS ARISE DIRECTLY OR INDIRECTLY FROM A PRE-EXISTING DEFECT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL FAULT OF SYNTROLEUM, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, OR CONTRACTORS OR THAT OF ITS AFFILIATES.

11.2	SYNTROLEUM SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SOVEREIGN, ITS RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS HARMLESS FROM ANY LOSSES, LIABILITIES, DAMAGES, DEMANDS, SUITS, CLAIMS, FINES, EXPENSES OR COSTS (INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEY’S FEES) ATTRIBUTABLE TO THE DEATH, ILLNESS OR INJURY OF ANY SYNTROLEUM EMPLOYEE, OFFICER, DIRECTOR OR CONSULTANT REGARDLESS WHETHER THE LOSSES, LIABILITIES, DAMAGES (INCLUDING BUT NOT LIMITED TO ACTUAL, CONSEQUENTIAL, NON-ECONOMIC AND PUNITIVE), DEMANDS, SUITS, CLAIMS, FINES, EXPENSES OR COSTS ARISE DIRECTLY OR INDIRECTLY FROM A PRE-EXISTING DEFECT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL FAULT OF SOVEREIGN, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, OR CONTRACTORS OR THAT OF ITS AFFILIATES.

11.3	SYNTROLEUM SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SOVEREIGN, ITS RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS HARMLESS FROM ANY LOSSES, LIABILITIES, DAMAGES (INCLUDING BUT NOT LIMITED TO ACTUAL, CONSEQUENTIAL, NON-ECONOMIC AND PUNITIVE), DEMANDS, SUITS, CLAIMS, FINES, EXPENSES OR COSTS (INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEY’S FEES) WHATSOEVER, ARISING FROM OR RELATING TO PRODUCT LIABILITY CLAIMS, ENVIRONMENTAL CLAIMS (SURFACE AND SUB-SURFACE, PERSONS OR PROPERTY), OR INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS RELATED TO OR ATTRIBUTABLE TO THE SYNTROLEUM PROPRIETARY GAS-TO-LIQUIDS (GTL) SYNTHETIC FUELS PROCESS OR TO A SYNTROLEUM GTL BARGE PROJECT AND, WITHOUT

LIMITATION, ANY ASSOCIATED PRODUCT, ENVIRONMENTAL DAMAGE (WHETHER TO PERSONS OR PROPERTY), OR INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT.

11.4	SYNTROLEUM SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SOVEREIGN, ITS RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS HARMLESS FROM ANY LOSSES, LIABILITIES, DAMAGES (INCLUDING BUT NOT LIMITED TO ACTUAL, CONSEQUENTIAL, NON-ECONOMIC AND PUNITIVE), DEMANDS, SUITS, CLAIMS, FINES, EXPENSES OR COSTS (INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEY’S FEES) OWED TO GOVERNMENTS OR OTHER THIRD PARTIES WHATSOEVER ARISING FROM OR RELATED TO THE NONPERFORMANCE OR IMPROPER PERFORMANCE OF SYNTROLEUM’S CONTRACTUAL OBLIGATIONS PERTAINING TO A CONTRACT AREA OBTAINED OR ENTERED INTO UNDER THIS AGREEMENT.

11.5	Each Party shall procure the following types of insurance:

a.	Workers’ Compensation as required by state laws.

b.	Employer’s Liability insurance with limits of not less than $500,000.00.

c.	Comprehensive General Liability Insurance including Products/Completed Operations coverage and Contractual Liability Insurance with limits of not less than $1,000,000.00 per occurrence and aggregate for Bodily Injury, and $1,000,000.00 per occurrence and aggregate for Property Damage.

d.	Comprehensive Automobile Liability Insurance with coverage for all owned, hired, and non-owned vehicles with limits of not less than $100,000.00 per each person and $300,000.00 per each occurrence for Bodily Injury and $100,000.00 per each occurrence for Property Damage.

Each Party shall have its insurers waive subrogation as against the other Party. To the extent of the risks and indemnities being assumed by a Party pursuant to this Article 11, such Party shall name the other Party as an additional assured on its policies acquired pursuant to Section 11.5 (c) and (d) above.

ARTICLE 12

CONFIDENTIALITY

12.1	For the purposes of this Article 12, “Confidential Information” shall mean:

12.1.1	the terms and conditions of this Agreement;

12.1.2	information and documentation disclosed to one Party by the other Party which it marks as confidential or instructs the other Party verbally as being confidential. In the event that the disclosing Party verbally instructs the receiving Party that information or documentation is confidential it shall confirm in writing such instructions within five (5) days of such instruction.

12.2	Confidential Information shall be held confidential by the Parties and shall not be divulged in any way to any third party by either Party except as may be permitted by this Agreement or with the prior written consent of the other Party; provided that either Party may, without such consent, disclose such terms as follows:

12.2.1	Provided that a Party shall be responsible and liable for any non-compliance by the following persons and entities with the provisions of this Article 12, such Party may disclose Confidential Information to:

12.2.1.1	its employees, directors and officers or those of its Affiliates;

12.2.1.2	any outside professional consultants;

12.2.1.3	in the case of Syntroleum, any bona fide prospective assignee or transferee of all or any portion of a Syntroleum Option Interest or Syntroleum Participating Interest or Syntroleum Overriding Royalty Interest in a Contract Area, or, of all or any portion of Syntroleum’s rights or obligations under this Agreement; provided that such assignee or transferee shall first have executed an undertaking of confidentiality in form substantially similar to the then most current version of the Association of International Petroleum Negotiators Model Form Confidentiality Agreement; and

12.2.1.4	in the case of Sovereign, any bona fide prospective assignee or transferee of all or any portion of a Sovereign Overriding Royalty Interest or other form of Sovereign ownership rights in a Contract Area earned in accordance with this Agreement, or, of all or any portion of Sovereign’s rights or obligations under this Agreement; provided that such assignee or transferee shall first have executed an undertaking of confidentiality in form substantially similar to the then most current version of the Association of International Petroleum Negotiators Model Form Confidentiality Agreement.

12.2.2	Confidential Information may also be disclosed by a Party:

12.2.2.1	to the extent required by any applicable laws or regulations or the requirements of any recognized stock exchange in compliance with its rules and regulations;

12.2.2.2	to the Government or any agency of any government lawfully requesting such information;

12.2.2.3	to any court of competent jurisdiction, or arbitral tribunal under Article 13, acting in pursuance of its powers;

12.2.2.4	to the extent required in order to exercise any rights or fulfil any obligations under this Agreement; and

12.2.2.5	to the extent required, in the opinion of the disclosing Party, in connection with proceedings under Article 13.

12.2.3	The Parties’ obligation under this Agreement to keep confidential the Confidential Information referred to in this Article 12 shall terminate two years from the date of termination of this Agreement.

ARTICLE 13

GOVERNING LAW AND DISPUTE RESOLUTION

13.1	The substantive law of Texas, without regard to any conflicts of laws principles that could require application of any other law, shall govern the interpretation of this Agreement and any dispute, controversy, or claim (collectively, a “Dispute”) arising out of, relating to, or in any way connected with this Agreement, including, without limitation, the existence, validity, performance, breach, or termination thereof. Notwithstanding the foregoing, the Parties intend that no provision of this Agreement shall, by virtue of the Contracts (Rights of Third Parties) Act 1999 confer any benefit on, or be enforceable by, any person or entity which is not a party to this Agreement.

13.2	Any Dispute arising out of, relating to, or in any way connected with this Agreement, including, without limitation, the existence, validity, performance, breach or termination thereof, shall be settled by final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (2001). The appointing authority (the “Appointing Authority”) shall be the International Centre for Dispute Resolution or other appointing authority as agreed by the Parties.

13.3	The seat of the arbitration shall be Houston, Texas.

13.4	The arbitration shall be conducted by three arbitrators, unless all parties to the Dispute agree to a sole arbitrator within thirty (30) days after the filing of the arbitration. For greater certainty, for purposes of this Section, the filing of the arbitration means the date on which the claimant’s request for arbitration is received by the other parties to the Dispute.

13.5	If the arbitration is to be conducted by a sole arbitrator, then the arbitrator will be jointly selected by the parties to the Dispute. If the parties to the Dispute fail to agree on the arbitrator within thirty (30) days after the filing of the arbitration, then the Appointing Authority shall appoint the arbitrator.

13.6	If the arbitration is to be conducted by three arbitrators, then each party to the Dispute shall appoint one arbitrator within thirty (30) days of the filing of the arbitration, and the two arbitrators so appointed shall select the presiding arbitrator within thirty (30) days after the latter of the two arbitrators has been appointed by the parties to the Dispute. If a party to the Dispute fails to appoint its party-appointed arbitrator or if the two party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the Appointing Authority shall appoint the remainder of the three arbitrators not yet appointed.

13.7	If the Parties initiate multiple arbitration proceedings, the subject matters of which are related by common questions of law or fact and which could result in conflicting awards or obligations, then all such proceedings may be consolidated into a single arbitral proceeding.

13.8	The arbitration proceedings shall be conducted in the English language and the arbitrators shall be fluent in the English language.

13.9	The award of the arbitral tribunal shall be final and binding and shall include findings of fact and conclusions of law. Judgment on the award of the arbitral tribunal may be entered and enforced by any court of competent jurisdiction.

13.10	All notices required for any arbitration proceeding shall be deemed properly given if sent in accordance with Article 14.

13.11	All arbitrators shall be and remain at all times wholly impartial, and, once appointed, no arbitrator shall have any ex parte communications with any of the parties to the Dispute concerning the arbitration or the underlying Dispute other than communications directly concerning the selection of the presiding arbitrator, where applicable.

13.12	Any party to the Dispute may apply to a court for interim measures including, but not limited to, injunctions, attachments and conservation orders (i) prior to the constitution of the arbitral tribunal (and thereafter as necessary to enforce the arbitral tribunal’s rulings); or (ii) in the absence of the jurisdiction of the arbitral tribunal to rule on interim measures in a given jurisdiction. The Parties agree that seeking and obtaining such interim measures shall not waive the right to arbitration. The arbitrators (or in an emergency the presiding arbitrator acting alone in the event one or more of the other arbitrators is unable to be involved in a timely fashion) may grant interim measures including injunctions, attachments and conservation orders in appropriate circumstances, which measures may be immediately enforced by court order. Hearings on requests for interim measures may be held in person, by telephone, by videoconference or by other means that permit the parties to the Dispute to present evidence and arguments.

13.13	The arbitral tribunal is authorized to award costs and attorneys’ fees and to allocate them between the parties to the Dispute. The costs of the arbitration proceedings, including attorneys’ fees, shall be borne in the manner determined by the arbitral tribunal, but in the absence of a finding of egregious breach of contract against a Party to the arbitration proceedings by the arbitral tribunal, the Parties shall bear their own costs and attorney’s fees arising from the arbitration proceedings.

13.14	The award may include interest, as determined by and at the rate set by the arbitral award, from the date of any default or other breach of this Agreement until the arbitral award is paid in full.

13.15	The arbitral award shall be made and payable in United States dollars, free of any tax or other deduction. The arbitral award shall bear interest at the then current LIBOR rate on the date of the arbitral award plus two per cent (LIBOR + 2%), compounded monthly on the unpaid balance of the principal, until the arbitral award is paid in full.

13.16	The Parties waive their rights to claim or recover, and the arbitral tribunal shall not award, any punitive, multiple, or other exemplary damages (whether statutory or common law) except to the extent such damages have been awarded to a third party and are subject to allocation between or among the parties to the Dispute.

13.17	To the extent permitted by law, any right to appeal or challenge any arbitral decision or award, or to oppose enforcement of any such decision or award before a court or any governmental authority, is hereby waived by the Parties except with respect to the limited grounds for modification or non-enforcement provided by any applicable arbitration statute or treaty.

ARTICLE 14

NOTICES

14.1	Notices required or permitted to be given under this Agreement shall be addressed or sent in accordance with the receiving Party’s address information set forth below and be delivered by (1) hand, (2) courier, or (3) facsimile which provides confirmation of receipt of complete transmission. A Party may change its address information by sending a notice to the other Party.

Such notices shall be effective if delivered by hand or courier, at the time of delivery, or if delivered by facsimile, on the first day at the recipient’s address following the date of complete transmission.

14.2	Address of Sovereign:

Sovereign Oil & Gas Company II LLC

3555 Timmons Lane, Suite 1150

Houston, Texas 77027

U.S.A.

Attention         President

Facsimile:         (713) 961-0185

14.3	Address of Syntroleum:

Syntroleum International Corporation

4322 South 49th West Avenue

Tulsa, OK 74107 USA

Attention:         President

Facsimile:         (918) 592-7979

ARTICLE 15

ANNOUNCEMENTS

15.1	A Party shall not make any press release or other public announcement concerning this Agreement unless the text of such press release or announcement has been approved in writing by the other Party; provided that such approvals shall not be required if and to the extent such press release or announcement is made in order to comply with any laws, rules or regulations of any government, securities or similar commissions or stock exchanges to which the Party making the press release or announcement is subject.

ARTICLE 16

REMEDIES CUMULATIVE

16.1	The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law or equity. Any exercise by a Party of any right or remedy for breach of any provision of this Agreement shall not waive or prejudice any other right or remedy to which such Party may be lawfully entitled in respect of such breach.

ARTICLE 17

CERTAIN DAMAGES EXCLUDED

17.1	Notwithstanding anything to the contrary in this Agreement, neither Party shall be liable in an action initiated by one against the other for special, indirect or consequential damages resulting from or arising out of this Agreement, including, without limitation, loss of profit or business interruptions, however same may be caused.

ARTICLE 18

AMENDMENTS

18.1	This Agreement shall only be amended or modified by an agreement in writing signed by each of the Parties and specifically referring to this Agreement.

ARTICLE 19

ENTIRE AGREEMENT

19.1	This Agreement constitutes the entire agreement between the Parties and supersedes all warranties and representations previously made and all previous agreements (including confidentiality agreements), arrangements or understandings between the Parties relating to the matters contained herein whether oral or in writing made or dated prior to the date hereof.

ARTICLE 20

NO WAIVER

20.1	No waiver by any Party of any breach of a provision of this Agreement shall be binding unless made expressly in writing. Further, any such waiver shall relate only to the breach to which it expressly relates and shall not apply to any subsequent or other breach.

ARTICLE 21

ENUREMENT

21.1	This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

ARTICLE 22

FURTHER ASSURANCES

22.1	Each Party shall from time to time hereafter do all such acts and things and execute all such documents and instruments as are reasonably requested by the other Party to more effectively carry out the terms of this Agreement.

ARTICLE 23

FORCE MAJEURE

23.1	If as a result of circumstances (“Force Majeure”) beyond the reasonable control of the Party concerned, such Party is unable, wholly or in part, to carry out its obligations under this Agreement, then such obligations shall, to the extent such obligations are affected by such Force Majeure, be suspended during the continuance of such inability. The Party claiming Force Majeure shall notify the other Party of the Force Majeure within a reasonable time after the occurrence of the facts relied on and shall keep such Party informed of all significant developments.

ARTICLE 24	DISCLAIMER

24.1	THE PARTIES CONTEMPLATE, UNDERSTAND AND ACKNOWLEDGE THAT THE PRIMARY WORK PRODUCTS TO BE PREPARED BY SOVEREIGN UNDER THIS AGREEMENT WILL CONTAIN STATEMENTS BASED ON THE INTERPRETATION OF GEOLOGIC, GEOPHYSICAL, AND ENGINEERING DATA THAT MAY NOT BE UNIQUE SOLUTIONS. THE STATEMENTS MADE TO SYNTROLEUM BY SOVEREIGN IN PERFORMING ITS WORK UNDER THIS AGREEMENT WILL BE TRUE AND CORRECT TO THE BEST OF SOVEREIGN’S KNOWLEDGE AND WILL BE BASED UPON CREDIBLE REPORTS AND SUPPORTABLE INTERPRETATIONS OF THE AVAILABLE DATA IT HAS STUDIED PERTAINING TO ANY CONTRACT AREA OR PROSPECTIVE CONTRACT AREA AND IN ACCORDANCE WITH ACCEPTED PROFESSIONAL STANDARDS BUT NO WARRANTIES WHATSOEVER EITHER EXPRESS OR IMPLIED ARE MADE BY SOVEREIGN AS TO THE ACCURACY OF ANY OF THESE STATEMENTS. IT IS THE SOLE RESPONSIBILITY OF SYNTROLEUM TO ASSESS THE ACCURACY AND VALIDITY OF THESE STATEMENTS.

ARTICLE 25

COUNTERPART EXECUTION AND FAX DELIVERY

25.1	This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original agreement for all purposes; provided that no Party shall be bound by the terms of this Agreement unless and until all Parties have executed a counterpart. Delivery by a Party of an executed counterpart of this Agreement by fax to the other Parties shall constitute sufficient delivery of this Agreement by that Party.

IN WITNESS WHEREOF, Syntroleum and Sovereign have duly executed this Agreement as of the date and year first above written.

SYNTROLEUM INTERNATIONAL CORPORATION	SOVEREIGN OIL & GAS COMPANY II LLC

Ronald E. Stinebaugh.	Joseph M. Bruso, Jr.
Vice President	President and Chief Executive Officer

EXHIBIT ‘A’

JV DISCRETIONARY ANNUAL BUDGET AND FUNDING SCHEDULE

2004-05 Monthly Budget	SOVEREIGN DISCRETIONARY COSTS		2004-05 Annual Budget
	G/L Account # - Description
417	D	140 - Support Personnel Incentive Bonuses	5,000
2,500	D	235 - Corporate Communications (PR & Brochures)	30,000
8,333	D	250 - Legal	100,000
33,333	D	280 - Consultants (Reserves, Economics, G&G)	400,000
16,667	D	300 - Travel	200,000
500	D	310 - Meals and Entertainment	6,000
667	D	360 - Courier Service	8,000
2,500	D	380 - Graphics & Reproduction (3rd party)	30,000
375	D	410 - Computer Equipment	4,500
42	D	420 - Computer Software	500
1,667	D	450 - Seismic Data	20,000
67,000		Total	804,000

FUNDING SCHEDULE FOR JV FIXED DISCRETIONARY BUDGET VIA WIRE TRANSFER FROM ESCROW ACCOUNT:

FUNDING AMOUNTS ARE DUE IN SOVEREIGN’S ACCOUNT ON THE DATES SHOWN:

MARCH 1, 2004	$201,000

JUNE 1, 2004	Amount to be mutually agreed in accordance with Section 6.4

SEPTEMBER 1, 2004	Amount to be mutually agreed in accordance with Section 6.4 .

DECEMBER 1, 2004	Amount to be mutually agreed in accordance with Section 6.4

EXHIBIT ‘B’

JV FIXED ANNUAL BUDGET AND FUNDING SCHEDULE

2004-05 Monthly Budget ($)	SOVEREIGN FIXED COSTS		2004-05 Annual Budget ($)
	G/L Account # - Description
54,167	F	100 - Salaries (3 Professional, 2 High Support)	650,000
2,917	F	110 - Payroll Taxes & Payroll Costs	35,000
6,667	F	120 - Employee Benefits	80,000
0	F	130 - Parking, Bus and Other	0
625	F	160 - Temporary Personnel	7,500
1,250	F	170 - Employee Recruitment	15,000
250	F	180 - Employee Training	3,000
583	F	190 - Club Dues and Subscriptions	7,000
83	F	210 - Professional Dues (AAPG, SEG, AIPN, TXCPG)	1,000
4,167	F	240 - Business Insurance	50,000
1,250	F	260 - Audit, Tax & Accounting	15,000
3,667	F	320 - Office Lease & Utilities*	44,000
1,667	F	340 - Communications (Phone, Fax, Cell, Data)	20,000
167	F	350 - Postage	2,000
625	F	370 - Office Supplies	7,500
667	F	390 - Office Machine Rental	8,000
500	F	400 - Maintenance - Office Equipment	6,000
583	F	430 - Computer & Printer Supplies	7,000
167	F	435 - Furniture	2,000
3,833	F	460 - Maps, Production Data & License Fees	46,000
0	F	470 - Miscellaneous	0
83,833		Total	1,006,000

FUNDING SCHEDULE FOR JV FIXED ANNUAL BUDGET VIA WIRE TRANSFER FROM ESCROW ACCOUNT:

FUNDING AMOUNTS ARE DUE IN SOVEREIGN’S ACCOUNT ON THE DATES SHOWN:

MARCH 1, 2004	$251,500
JUNE 1, 2004	$251,500
SEPTEMBER 1, 2004	$251,500
DECEMBER 1, 2004	$251,500

TOTAL	$1,006,000

EXHIBIT ‘C’

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (the “Agreement”), dated as of                         , is made and entered into by and among Syntroleum Corporation, a Delaware corporation (the “Company”), and                                      (the “Warrantholder”). This Agreement is being executed in connection with the Joint Development Agreement dated March 1, 2004 by and between the Company and [the Warrantholder] [Sovereign Oil & Gas Company II, LLC, a Texas limited liability company] (the “JD Agreement”).

The Company agrees to issue, and the Warrantholder agrees to accept[, for an agreed value of $                 per warrant,] the warrants, as hereinafter described (the “Warrants”), to purchase up to              shares (the “Shares”), of the Company’s Common Stock, par value $.01 per share (the “Common Stock”). The issuance of the Warrants shall occur as provided in the JD Agreement.

In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

Section 1. Transferability and Form of Warrants.

1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

1.2 Limitations on Transfer. The Warrants and the Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement. The Warrantholder will cause any proposed purchaser, assignee, transferee or pledgee of the Warrants or the Shares, except for transferees in dispositions of Shares that are pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or dispositions of Shares pursuant to Rule 144 under the Act, to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. The Warrants may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term “Warrantholder” shall include any transferee or transferees of the Shares that are required to be bound by the terms hereof, and the term “Warrants” shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange or substitution pursuant to this Agreement. The Warrantholder by its receipt of a Warrant certificate, agrees to be bound by and comply with the terms of this Agreement. The Warrantholder represents and agrees that the Warrant (and Shares if the Warrant is exercised) is purchased only for investment, for the Warrantholder’s own account, and without any present intention to sell, or with a view to distribution of, the Warrant or Shares.

1.3 Form of Warrants. The text of the Warrants and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The number of

Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its Chief Executive Officer, President or by a Vice President, attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange or substitution.

1.4 Legend on Warrants. Each Warrant certificate shall bear the following legend:

(a)	“THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AND ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE OR (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES. COPIES OF THE WARRANT AGREEMENT AND THE JOINT DEVELOPMENT AGREEMENT COVERING THE ISSUANCE OF THESE WARRANTS AND VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS RESTRICTING THEIR TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.”; and

(b)	any legend required by applicable state securities law.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except, in the case of the Shares, a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act or upon completion of a sale under Rule 144 under the Act of the securities represented thereby) shall also bear the above legend or similar legend unless, in the opinion of the Company’s counsel, the securities represented thereby need no longer be subject to such restrictions. The Warrantholder consents to the Company making a notation on its records and giving instructions to any registrar or transfer agent of the Warrants and the Common Stock in order to implement the restrictions on transfer established in this Agreement.

Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled the Warrantholder to purchase. If the Warrantholder desires to exchange a Warrant certificate, it shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

Section 3. Term of Warrants; Exercise of Warrants.

(a) Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time and from time to time on a day that is not a Saturday, Sunday or public holiday in Tulsa, Oklahoma during the period commencing                          [as determined in accordance with the JD Agreement], and ending at 5:00 p.m., Tulsa, Oklahoma time, on                          [as determined in accordance with the JD Agreement] (the “Termination Date”), to exercise a Warrant and to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly completed and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof), for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares (unless less than an aggregate of 100 Shares are then purchasable under all outstanding Warrants held by the Warrantholder).

(b) Payment by the Warrantholder of the aggregate Warrant Price due from it shall be made in cash or by immediately available funds, check or any combination thereof.

(c) Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered to or upon the written order of the Warrantholder and in the name of the Warrantholder a certificate or certificates for the number of full Shares so purchased upon the exercise of its Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and the Warrantholder shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants held by the Warrantholder will be issued by the Company.

Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the Shares.

Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant’s cost. Applicants for such substitute Warrants certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Section 6. Reservation of Shares. There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. On or before taking any action that would cause an adjustment pursuant to the terms of the Warrants resulting in an increase in the number of shares of Common Stock deliverable upon such conversion or exercise above the number thereof previously authorized, reserved and available therefor, the Company shall take all such action so required for compliance with this Section.

Section 7. Warrant Price. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants (the “Warrant Price”) shall be $             [as determined in accordance with the JD Agreement], subject to adjustment pursuant to Section 8 hereof.

Section 8. Adjustment of Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

8.1 Adjustments. The number of Shares purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment as follows:(a) In case the Company after the date hereof shall (1) make or pay a dividend or make a distribution in shares of Common Stock on its Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of Shares purchasable upon exercise of the Warrants immediately prior to such action shall be adjusted so that the Warrantholder upon exercise of the Warrants shall be entitled to receive the number of shares of Common Stock which it would have owned or would have been entitled to receive immediately following such action had the Warrants been exercised immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective on the day immediately after the record date, except as provided in subsection (f) below, in the case of a dividend or distribution and shall become effective on the day immediately after the effective date in the case of a subdivision or combination. Whenever the number of Shares purchasable upon the exercise of a Warrant is adjusted as provided in this paragraph (a), the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

(b) In case the Company after the date hereof shall distribute any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock or securities convertible into Common Stock at a price per share less than the Relevant Current Market Price Per Share (as defined below), the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction, of which (i) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding on the record date for the distribution to which this subsection (b) is being applied and (B) the number of shares of Common Stock which the aggregate price of the total number of shares of Common Stock offered pursuant to the distribution to which this subsection (b) is being applied would purchase at the Relevant Current Market Price Per Share and (ii) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on the record date for the distribution to which this subsection (b) is being applied and (B) the number of additional shares of Common Stock offered pursuant to the distribution to which this subsection (b) is being applied. For purposes of this subsection (b), the “Relevant Current Market Price Per Share” means the then current market price per share of the Common Stock (determined as provided in subsection (d) below) on the record date for the distribution to which this subsection (b) applies, minus, for any distribution to which subsection (c) applies and for which (x) the record date shall occur on or before the record date for the distribution to which this subsection (b) applies and (y) the “‘ex’ date” shall occur on or after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this subsection (b) applies, the fair market value (on the record date for the distribution to which this subsection (b) applies and as reasonably determined in good faith by the Board of Directors of the Company) of the assets of the Company or evidences of indebtedness, cash or securities distributed in respect of each share of Common Stock in such subsection (c) distribution. The adjustment shall, except as provided in subsection (f) below, become effective on the day immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this subsection (b) applies.

(c) In case the Company or any subsidiary of the Company after the date hereof shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness, cash or securities (excluding any distributions referred to in subsections (a) or (b) and any dividend or distribution paid in cash out of earned surplus of the Company) then in each such case the Warrant Price shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection (d) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, cash or securities so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall, except as provided in subsection (f) below, become effective on the day immediately after the record date for the determination of stockholders entitled to receive such distribution.

(d) For the purpose of any computation under subsection (b) or (c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Market Value of the Common Stock for the 10 trading days before, and ending not later than, the earlier of the date in question and the date before the “‘ex’ date”, with respect to the issuance or distribution requiring such computation. For purposes of subsection (b) and this subsection (d), the term “‘ex’ date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the Nasdaq (or, if not listed or admitted to trading thereon, then on the principal national securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading and if not listed or admitted to trading on any national securities exchange or automated quotation system, as determined in good faith by the Company’s Board of Directors) without the right to receive such issuance or distribution.

(e) In addition to the foregoing adjustments in subsections (a), (b) and (c) above, the Company will be permitted to make such reductions in the Warrant Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

(f) In any case in which this Section 8 shall require that an adjustment be made effective on the day immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Warrant exercised after such record date and on and before such adjustment shall have become effective (i) defer paying any cash payment pursuant to Section 9 hereof or issuing to the Warrantholder the number of shares of Common Stock (or other assets or securities) issuable upon such exercise in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Warrant Price prior to such adjustment, and (ii) not later than five business days after such adjustment shall have become effective, pay to the Warrantholder the appropriate cash payment pursuant to Section 9 hereof and issue to the Warrantholder the additional shares of Common Stock (or other asset or securities) issuable on such exercise.

(g) Upon the expiration of any rights, warrants or options referred to in subsection (b) or (c) above, to the extent the Warrants shall not have been exercised, the Warrant Price shall be adjusted to such amount as would have been received by the Warrantholder had the adjustment in such Warrant Price made upon the distribution of such rights, warrants or options been made upon the basis of the distribution of only such number of rights, warrants or options as were actually exercised.

(h) No adjustment in the number of Shares purchasable pursuant to the Warrants or in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the number of Shares then purchasable upon exercise of the Warrants or in the Warrant Price; provided, however, that any adjustments which by reason of this subsection 8.1(h) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(i) Whenever the number of Shares purchasable upon the exercise of the Warrants or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment setting forth the number of Shares purchasable upon the exercise of the Warrants and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

(j) Except as provided in this Section 8 or in Section 11, during the term of the Warrants or upon the exercise of the Warrants, no adjustment shall be made (i) in respect of any dividends or distributions or (ii) in respect of the consummation of any business combination or other extraordinary transaction.

(k) Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants or in the Warrant Price, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities and Warrant Price as are stated in the Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

8.2 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

8.3 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8.

8.4 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants or in the Warrant Price, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities and Warrant Price as are stated in the Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

Section 9. Fractional Interests; Fair Value. The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Market Value of the Common Stock on the day of such exercise multiplied by such fraction.

Section 10. No Right as Stockholder; Notices to Warrantholder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, call meetings, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter or imposing any fiduciary or other duty on the Company, its officers or directors, in favor of the Warrantholder, all of which rights and duties owed to stockholders are disclaimed and waived by the Warrantholder. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

(a) any action which would require an adjustment pursuant to Section 8.1; or

(b) a dissolution, liquidation or winding up of the Company or a consolidation, merger or similar business combination or sale of its property, assets and business as an entirety or substantially as an entirety shall be proposed;

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 13 hereof, promptly prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

Section 11. Continuation of Purchase Rights in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets. If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding shares of Common Stock), (b) any consolidation or merger of the Company with or into any other person, or the merger of any other person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or conveyance, execute and deliver to the Warrantholder an agreement providing that the Warrantholder shall have the right to exercise the Warrants only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of the Warrants and (ii) failed to exercise its rights of an election, if any, as to the kind or amount of securities, cash and upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section 11 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Warrantholder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 11 shall similarly apply to successive consolidations, mergers, sales or conveyances. Notice of the execution of each such agreement shall be mailed to the Warrantholder by first class mail, postage prepaid.

Section 12. Securities Laws; Restrictions on Transfer of Shares; Registration Rights.

(a) The Warrantholder agrees that the Warrant and the related Shares (each of the Warrant and the Shares being referred to herein as a “Security” and together, “Securities”) are being acquired for investment and that the Warrantholder will not purchase, offer, sell or otherwise dispose of any of the Securities except under circumstances which will not result in a violation of the Act. In order to exercise this Warrant, the Warrantholder must be able to confirm and shall confirm in writing, by executing a certificate to be supplied by the Company, all of the representations and other covenants contained in this Agreement, including that the Securities so purchased are being acquired for investment and not with a view toward distribution or resale. The Shares (unless registered under the Act) shall be stamped or imprinted with, in addition to any other appropriate or required legend, a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AND ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES. COPIES OF THE AGREEMENT COVERING THE ISSUANCE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.”

(b) In addition, the Warrantholder specifically represents to the Company both at the time of initial purchase of the Warrant and at those future times as specified herein:

(1) The Warrantholder has experience in analyzing and investing in companies like the Company and is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests. The Warrantholder is an “Accredited Investor” as that term is defined in Rule 501(a) promulgated under the Act. The Warrantholder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Securities. The Warrantholder is acquiring the Securities for its own account for investment purposes only not as a nominee or agent and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Act. The Warrantholder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Warrantholder acknowledges the Company’s obligation to file a registration statement with respect to the Shares as set forth in the Registration Rights Agreement dated as of the date hereof by and among the Company and the Warrantholder (the “Registration Rights Agreement”), the effectiveness of which registration statement may be required for the resale of the Shares. The Warrantholder has not offered or sold any portion of the Securities to be acquired by the Warrantholder and has no present intention of reselling or otherwise disposing of any portion of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance, and in particular the Warrantholder has no current intention to resell the Shares under such registration statement nor would it have such intention if such registration statement were effective as of the date of purchase. The Warrantholder understands that investment in the Securities is subject to a high degree of risk. The Warrantholder can bear the economic risk of its investment, including the full loss of its investment, and by reason of its business or financial experience or the business or financial experience of its professional advisors has the capacity to evaluate the merits and risks of its investment and protect its own interest in connection with the purchase of the Securities. If other than an individual, the Warrantholder also represents it has not been organized for the purpose of acquiring the Securities.

(2) The Warrantholder understands that the Securities have not been and except as provided in the Registration Rights Agreement with respect to the Shares will not be registered under the Act or any applicable State securities law in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Warrantholder’s investment intent and the accuracy of the Warrantholder’s representations as expressed herein and the Warrantholder will furnish the Company with such additional information as is reasonably requested by the Company in connection with such exemption.

(3) The Warrantholder further understands that the Securities must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available. Moreover, the Warrantholder understands that the Company is under no obligation to and does not expect to register the Securities except as provided for in the Registration Rights Agreement with respect to the Shares.

(4) The Warrantholder is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an Affiliate of such issuer), in a nonpublic offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the Securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(5) The Warrantholder further understands that it may not transfer the Warrants and that at the time it wishes to sell the Securities, it is possible that there will be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Warrantholder may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

(6) The Warrantholder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act or compliance with registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such actions do so at their own risk.

(7) To the Warrantholder’s knowledge, the Company has made available copies of the Company’s reports filed under the Exchange Act since the beginning of the Company’s current fiscal year. The Warrantholder has had a reasonable opportunity to ask questions relating to and otherwise discuss the Company’s business, management and financial affairs with the Company’s management, customers and other parties, and the Warrantholder has received satisfactory responses to the Warrantholder’s inquiries. The Warrantholder has relied solely on its own independent investigation before deciding to enter into the purchase of the Warrants contemplated hereby. Unless the Warrantholder has otherwise notified the Company in writing, the Warrantholder is not, and has not been within the ninety (90) days prior to the closing date of the purchase of the Securities, a broker or dealer of securities. Unless the Warrantholder has otherwise notified the Company in writing, the Warrantholder is not an employee, officer or director of the Company nor prior to the consummation of the actions contemplated hereby, is the Warrantholder the beneficial owner of 5% or more of the Common Stock of the Company.

(c) With respect to any offer, sale or other disposition of any Securities that is not registered under the Act, the Warrantholder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Warrantholder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Securities and indicating whether or not under the Act, certificates for the Securities in question to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Such opinion must be satisfactory to the Company in its reasonable judgment and shall state that it may be relied upon by counsel to the Company, and any stock exchange or transfer agent. Promptly upon receiving such written notice and satisfactory opinion, if so requested, the

Company shall notify the Warrantholder that the Warrantholder may sell or otherwise dispose of such Securities all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection (c) that the opinion of counsel for the Warrantholder is not satisfactory to the Company, the Company shall so notify the Warrantholder promptly after such determination has been made and shall specify in detail the legal analysis supporting any such conclusion. Each certificate representing the Securities thus transferred (except a transfer registered under the Act or a transfer of Shares pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Warrantholder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(d) Prior to any transfer of the Securities (except a transfer registered under the Act or a transfer of Shares pursuant to Rule 144), the proposed transferee shall agree in writing with the Company to be bound by the terms of this Agreement (whether or not the Warrant has been exercised or otherwise outstanding) as if an original signatory hereto and the proposed transferee must be able to and must make representations as set forth in this Section 12.

(e) As used in this Section 12, “Affiliate” shall mean, with respect to any person, any other person controlling, controlled by or under direct or indirect common control with such person (for the purposes of this definition “control,” when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

Section 13. Notices. Any notice pursuant to this Agreement by the Company or by the Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

(a) If to the Warrantholder or holders of Shares addressed to it at                                                      , Attention:                                 .

(b) If to the Company addressed to it at 4322 South 49th West Avenue, Tulsa, Oklahoma 74107, Attention: Chief Financial Officer.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

Section 14. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder or the holders of Shares shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 15. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

Section 16. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 18. Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Warrantholder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

SYNTROLEUM CORPORATION

By:	/s/ John B. Holmes, Jr.
Name:	John B. Holmes, Jr.
Title:	President and Chief Operating Officer

[SOVEREIGN OIL & GAS COMPANY II, LLC

By:
Name:
Title:]

[WARRANTHOLDER:]

[Name]

Exhibit A

THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AND ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE OR (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES. COPIES OF THE WARRANT AGREEMENT AND THE JOINT DEVELOPMENT AGREEMENT COVERING THE ISSUANCE OF THESE WARRANTS AND VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS RESTRICTING THEIR TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

Warrant Certificate No.

WARRANTS TO PURCHASE

                         SHARES OF COMMON STOCK

SYNTROLEUM CORPORATION

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

This certifies that, for value received,                         , the registered holder hereof (the “Warrantholder”), is entitled to purchase from SYNTROLEUM CORPORATION (the “Company”), at any time during the period commencing the date hereof and ending at 5:00 p.m., Tulsa, Oklahoma time, on                      at a purchase price per share of $            , (the “Warrant Price”) the number of shares of Common Stock of the Company set forth above (the “Shares”). The number of shares of Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made in cash or immediately available funds.

The Warrants evidenced hereby are issued under and in accordance with a Warrant Agreement, dated as of                      (the “Warrant Agreement”), between the Company and the Warrantholder and are subject to the terms and provisions contained in the Warrant Agreement, including certain restrictions on the exercise thereof, to all of which the Warrantholder by acceptance hereof consents.

Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable in the manner and subject to the restrictions set forth or referred to in the Warrant Agreement.

This Warrant Certificate does not entitle the Warrantholder to any of the rights of a stockholder of the Company.

SYNTROLEUM CORPORATION

By:
Name:
Title:

Dated: , 200

ATTEST:

Secretary

SYNTROLEUM CORPORATION

PURCHASE FORM

SYNTROLEUM CORPORATION

4322 South 49th West Avenue

Tulsa, Oklahoma 74107

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder,              shares of Common Stock (the “Shares”) provided for therein, and requests that certificates for the Shares be issued in the name of:

____________________

__________________

______________________

(Please Print or Type Name, Address and Social Security Number or Taxpayer Identification Number)

and, if said number of Shares shall not be all the Shares purchasable thereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below. The undersigned has also submitted to the Company a certificate in which it has made the representations and covenants required in Section 12 of the Warrant Agreement.

Dated:

Name of Warrantholder:

(Please Print)
Address:

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever.

EXHIBIT ‘D’

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is entered into effective as of                          by and among Syntroleum Corporation, a Delaware corporation (the “Company”), and Sovereign Oil & Gas Company II, LLC, a Texas limited liability company (“Sovereign”).

RECITALS

WHEREAS, the Company and Sovereign are parties to that certain Joint Development Agreement, dated as of March 1, 2004, providing for the issuance by the Company to Sovereign or certain individuals identified by Sovereign (each, an “Individual”, and collectively, the “Individuals”) of up to              warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, the issuance of the Warrants to Sovereign and the Individuals is conditioned upon granting the rights set forth herein to Sovereign and the respective Individuals;

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

ARTICLE 6

DEFINITIONS

6.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

“Closing Date” means                         , 2004.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means Sovereign or each of the Individuals.

“Indemnitee” shall have the meaning ascribed to such term in subsection 2.1(f).

“Indemnified Party” shall have the meaning ascribed to such term in subsection 2.1(f).

“Indemnifying Party” shall have the meaning ascribed to such term in subsection 2.1(f).

“Person” shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean (A) the Warrant Shares, and (B) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Shares or the Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they are held by a Holder and (1) have not been disposed of pursuant to a registration statement declared effective by the SEC and (2) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale. Notwithstanding the foregoing, securities shall cease to constitute Registrable Securities when such Holder may sell under Rule 144 under the Securities Act in a three-month period all Registrable Securities then held by such Holder.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with subsection 2.1(a) or (b) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses (for a reasonable number of states) and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

“Registration Statement” shall mean a registration statement under the Securities Act filed by the Company with the SEC.

“Registration Period” shall have the meaning ascribed to such term in subsection 2.1(d).

“SEC” means the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts and selling commissions and similar fees applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder and all transfer taxes.

ARTICLE 2

REGISTRATION RIGHTS

2.1 Registration Rights.

(a) Piggyback Registration.

(i) If the Company at any time proposes to register any of its Common Stock or any other of its securities (collectively with the Common Stock, “Other Securities”) under the Securities Act, whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it will at such time give prompt written notice to Sovereign of its intention to do so at least 10 business days prior to the anticipated filing date of the Registration Statement relating to such registration. Such notice shall offer Sovereign the opportunity to include in such Registration Statement such number of Registrable Securities as Sovereign may request. Upon the written request of Sovereign made within 5 business days after the receipt of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Company shall effect, in the manner set forth in subsection 2.1(e), in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered; provided, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Sovereign and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such registration for the same period as the delay in registering such other securities, but, in either such case, without prejudice to the rights of Sovereign under subsection 2.1(b) or (c);

(ii) If the registration referred to in the first sentence of this subsection 2.1(a) is to be a registration in connection with an underwritten offering on behalf of either the Company or holders of securities (other than Registrable Securities) of the Company (“Other Holders”), and the managing underwriter for such offering advises the Company in writing that, in such firm’s opinion, such offering would be materially and adversely affected by the inclusion therein of Registrable Securities requested to be included therein because such Registrable Securities are not of the same type, class or series as the securities to be offered and sold in such offering on behalf of the Company and/or the Other Holders, the Company may exclude all such Registrable Securities from such offering;

(iii) If the registration referred to in the first sentence of this subsection 2.1(a) is to be a registration in connection with an underwritten primary offering on behalf of the Company, and the managing underwriter for such offering advises the Company in writing that, in such firm’s opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein because the number or principal amount of such Registrable Securities, considered together with the number or principal amount of securities proposed to be offered by the Company, exceeds the aggregate number or principal amount of securities which, in such firm’s opinion, can be sold in such offering without materially and adversely affecting the offering, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account (“Company Securities”) and (2) second, the number or principal amount of Registrable Securities and securities, if any, requested to be included therein by Other Holders in excess of the number or principal amount of Company Securities which, in the opinion of such underwriter, can be so sold without materially and adversely affecting such offering (allocated pro rata among Sovereign and the Other Holders on the basis of the number of securities (including Registrable Securities) requested to be included therein by Sovereign and each such Other Holder);

(iv) If the registration referred to in the first sentence of this subsection 2.1(a) is to be a registration in connection with an underwritten secondary offering on behalf of Other Holders made pursuant to demand registration rights granted by the Company to such Other Holders (the “Initiating Holders”), and the managing underwriter for such offering advises the Company in writing that, in such firm’s opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein because the number or principal amount of such Registrable Securities, considered together with the number or principal amount of securities proposed to be offered by the Initiating Holders, exceeds the aggregate number or principal amount of securities which, in such firm’s opinion, can be sold in such offering without materially and adversely affecting the offering, the Company shall include in such registration; (1) first, to the extent the registration rights granted to an Initiating Holder permit it to exclude other securities from its registration on substantially the same basis as that set forth in subsection 2.1(a)(iii) hereof, all securities any such Initiating Holder proposes to sell for its own account, and (2) second, the number or principal amount of additional securities (including Registrable Securities) that such managing underwriter advises can be sold without materially and adversely affecting such offering, allocated pro rata among any Other Holders to which clause (1) does not apply and Sovereign on the basis of the number of securities (including Registrable Securities) requested to be included therein by Sovereign and each such Other Holder;

(v) The Company shall not be required to effect any registration of Registrable Securities under this subsection 2.1(a) incidental to the registration of any of its securities in connection with stock option or other executive or employee benefit or compensation plans of the Company;

(vi) No registration of Registrable Securities effected under this subsection 2.1(a) shall relieve the Company of its obligation to effect any registration of Registrable Securities required of the Company pursuant to subsection 2.1(b) or (c) hereof; and

(vii) The provisions of this subsection 2.1(a) shall not require the Company to include Registrable Securities in any registration statement of the Company that has been filed prior to the date of this Agreement.

(b) Form S-8 Registration Statement. If any of the Warrants are issued to the Individuals, no later than 60 days following the receipt of a written demand requiring registration of the Registrable Securities from Sovereign to Company subsequent to issuance of any Warrants, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the Registrable Securities and will use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the SEC.

(c) Form S-3 Registration Statement. If any of the Warrants are issued to Sovereign, no later than 60 days following the receipt of written demand requiring registration of the Registrable Securities from Sovereign to Company subsequent to issuance of any Warrants, the Company will file a Registration Statement on Form S-3 (or other applicable Form) with respect to such Registrable Securities and will use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the SEC.

(d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to subsection 2.1(a), (b) or (c) shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered except to the extent such Selling Expense is specifically attributable to one Holder, in which case it shall be borne by such Holder.

(e) Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. At its expense, the Company will during such time as the Holder holds Registrable Securities:

(i) use its commercially reasonable best efforts to keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, effective until (A) in the case of a Registration Statement on Form S-8, the date all of the Warrants have been exercised or cease to be exercisable in accordance with their terms and (B) in the case of a Registration Statement on Form S-3 (or other applicable Form), the later of the date all of the Warrants cease to be exercisable in accordance with their terms and the first anniversary of the date all of the Warrants have been exercised;

(ii) furnish such number of prospectuses and other documents incident thereto as the Holders from time to time may reasonably request;

(iii) use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.1(d), or (B) subject itself to income taxation in any such jurisdiction;

(iv) notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(v) cause all such Registrable Securities to be listed or quoted on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted;

(vi) appoint a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement; and

(vii) The Company will use its commercially reasonable best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as may be so reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities; provided that the Company shall not be obligated to take any action to effect any such state registration, qualification or compliance pursuant to this Section 2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service or is required to qualify in such jurisdiction, as the case may be, and except as may be required by the Securities Act.

The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as “the Registration Period.”

(f) Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to subsection 2.1(a), (b) or (c) hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

(g) Indemnification. In the case of the sale of Registrable Securities pursuant to a Registration Statement on Form S-3:

(i) To the extent permitted by law, the Company will indemnify Sovereign and each Person controlling Sovereign within the meaning of Section 15 of the Securities Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, (each an “Indemnitee”), against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnitee for reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in the case of any untrue statement or omission to the extent that such untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Indemnitee and stated to be specifically for use in preparation of such registration statement, prospectus, offering circular or other document; and provided that the Company will not be liable in any such case where the expense, claim, loss, damage or liability arises out of or is related to the failure of Sovereign to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities; and, provided, further, that the indemnity with respect to any preliminary prospectus shall not apply to the extent that any such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not sent or given to the Person asserting any such claims, losses, damages or liabilities at or prior to the written confirmation of the sale of the Registrable Securities confirmed to such Person if such current copy of the prospectus would have cured the defect giving rise to such claim, loss, damage or liability.

(ii) To the extent permitted by law, if Registrable Securities held by Sovereign are included in the securities as to which such registration, qualification or compliance is being effected, Sovereign will indemnify the Company, each of its directors, officers, employees, legal counsel and accountants and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any failure by Sovereign to comply with the covenants or agreements contained in this Agreement respecting the Registrable Securities and will reimburse the Company, such directors, officers, employees, legal counsel and accountants and such controlling Person for reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that Sovereign will only be liable in the case of any untrue statement or omission to the extent that such untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of Sovereign and stated to be specifically for use in preparation of such registration statement, prospectus, offering circular or other document. Notwithstanding the foregoing, in no event shall Sovereign be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by Sovereign in the offering, except in the event of fraud by Sovereign.

(iii) Each party entitled to indemnification under this subsection 2.1(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

(iv) If the indemnification provided for in this subsection 2.1(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(h) Covenants of Holders.

(i) Sovereign agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to Sovereign, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, Sovereign will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by subsection 2.1(c) until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, Sovereign shall deliver to the Company all copies, other than permanent file copies then in Sovereign’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(ii) Each Holder severally agrees for a period of 90 days from the effective date of any registration (other than a registration effected solely to implement an employee benefit plan) of securities of the Company for any underwritten offering in which securities of the Company are sold not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or any other stock of the Company held by such Holder, other than any shares of Registrable Securities included in such registration, without the prior written consent of the Company or the underwriters managing such underwritten offering, as the case may be; provided that this obligation is subject to the condition that all executive officers and directors of the Company shall enter into similar agreements.

(iii) Sovereign agrees to suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by subsection 2.1(c) during any period, not to exceed in the aggregate 90 days in any 12-month period, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material, undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable. Any such request by the Company shall be held confidential by Sovereign.

(iv) Sovereign agrees to notify the Company, at any time when a prospectus relating to the registration statement contemplated by subsection 2.1(c) is required to be delivered by it under the Securities Act, of the occurrence of any event relating to Sovereign which requires the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading relating to Sovereign, and Sovereign shall promptly make available to the Company the information to enable the Company to prepare any such supplement or amendment. Sovereign also agrees that, upon delivery of any notice by it to the Company of the happening of any event of the kind described in the preceding sentence of this subsection, Sovereign will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until its receipt of the copies of the supplemental or amended prospectus contemplated by this subsection, which the Company shall promptly make available to Sovereign and, if so directed by the Company, Sovereign shall deliver to the Company all copies, other than permanent file copies then in Sovereign’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(v) Each Holder shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.1. Such Holder will promptly keep the Company informed as to all sales of Registrable Securities made under the Registration Statement and assist the Company in updating such information in the Registration Statement and any prospectus supplement relating thereto.

(vi) Sovereign hereby covenants with the Company (1) not to make any sale of the Shares pursuant to the registration statement contemplated by subsection 2.1(c) without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (2) if such Shares are to be sold by any method or in any transaction other than on a national securities exchange, in the over-the-counter market, on the Nasdaq, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five business days prior to the date on which Sovereign first offers to sell any such Shares.

(vii) Sovereign acknowledges and agrees that the Registrable Securities sold pursuant to the registration statement contemplated by subsection 2.1(c) are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such registration statement and (B) the requirement of delivering a current prospectus has been satisfied.

(viii) In the event that the Company determines that Form S-8 is not available for the issuance of the Registrable Securities, Sovereign agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the registration statement contemplated by subsection 2.1(c). Sovereign agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(i) Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

ARTICLE 3

MISCELLANEOUS

3.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law thereof.

3.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and binding substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

3.3 Notices. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient’s normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telex or telecopy (as provided above) addressed (a) if to a Holder, at such address as such Holder shall have furnished to the Company in writing or (b) if to the Company, one copy should be sent to its principal executive offices and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Holders.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telex or telecopy pursuant to the above, when received.

3.4 Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

3.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

3.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.7 Termination. Except as otherwise provided herein, this Agreement shall terminate on the tenth anniversary of the date hereof.

3.8 Waivers and Amendments. With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities, any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

3.9 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.10 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

3.11 Construction. Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender or the neuter.

3.12 Interpretation. The parties hereto acknowledge and agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

SYNTROLEUM CORPORATION

By:
	Name:	John B. Holmes, Jr.
	Title:	President and Chief Operating Officer

SOVEREIGN OIL & GAS COMPANY II, LLC

By:
Name:
Title:

EXHIBIT ‘E’

LIST OF THE PRIOR SOVEREIGN PROJECTS

1.	Block ‘K’, Offshore Rio Muni, Equatorial Guinea

2.	OML 115, Offshore Nigeria

3.	OPL 205/206, Onshore Nigeria

4.	Taq Taq Field and PSA, Onshore Iraq

5.	Sovereign-SAB Joint Venture

6.	Sovereign-ARK Joint Venture

EXHIBIT ‘F’

SCHEDULE OF CONTRACT AREAS AND EXCLUDED AREAS

LIST OF SOVEREIGN CONTRACT AREAS

1.	Syntroleum Initials	Sovereign Initials

LIST OF SYNTROLEUM PARTNER CONTRACT AREAS

		Syntroleum Initials	Sovereign Initials

1.	Sanaga Sud Field and PSA, Offshore Cameroon

LIST OF THE EXCLUDED AREAS

		Syntroleum Initials	Sovereign Initials

1.	Low BTU Natural Gas located within the continental United States of America

EXHIBIT ‘G’

ESCROW AGREEMENT

(to be added upon execution of the Escrow Agreement with the Bank)